  Filed Pursuant to
Rule 424(b)(3)
Registration No. 333-239000

PROSPECTUS SUPPLEMENT NO. 2

(To Prospectus Dated October 6, 2020)

HEALTHCARE BUSINESS RESOURCES INC.

Up to 672,000 shares of common stock

This prospectus supplement no. 2 supplements the prospectus dated October 6, 2020 (as supplemented October 6, 2020), relating to the resale or other disposition from time to time of up to 672,000 shares of common stock by the Selling Stockholders named in the prospectus. You should read this prospectus supplement in conjunction with the prospectus.

Quarterly Report on Form 10-Q

On October 16, 2020, we filed a Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission. A copy of such Report is also being provided to you along with this Supplement.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 16, 2020.